Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of German American Bancorp, Inc. of our report dated March 7, 2019 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Citizens First Corporation for the year ended December 31, 2018, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Crowe LLP

Louisville, Kentucky

April 19, 2019